Exhibit 33.2

Wells Fargo Bank, National Association 600 South 4th Street Minneapolis, MN 55415

ASSESSMENT OF COMPLIANCE WITH THE APPLICABLE SERVICING CRITERIA

ABS Platform

The management (“Management”) of the Corporate Trust Services division of Wells Fargo Bank, National Association (the “Company” or “Wells Fargo”) is responsible for assessing the Company’s compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:

Sale of Corporate Trust Services Business. On November 1, 2021, Wells Fargo and certain of its affiliates sold substantially all of its Corporate Trust Services (“CTS”) division to Computershare Trust Company, N.A. (“Computershare Trust Company”), Computershare Delaware Trust Company (“CDTC”), and Computershare Limited (“Computershare Limited,” and collectively with Computershare Trust Company and CDTC, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. See Appendix B for more information regarding such transition as it relates to the ABS Platform (defined below).

Period: As of and for the twelve months ended December 31, 2022 (the “Period”).

Platform: The platform consists of asset-backed securities (“ABS”) transactions for which the Company was appointed to provide trustee (except Delaware trustee or owner trustee), paying agent services, and/or related services, and for which either (a) some or all of the issued securities for such ABS transactions were publicly offered pursuant to a registration statement delivered under the Securities Act of 1933, as amended, or (b) the issued securities for such ABS transactions were privately offered pursuant to an exemption from registration and the Company has an obligation under the transaction agreements to deliver an assessment of compliance with the applicable servicing criteria under Item 1122(d) of Regulation AB; provided however that, the platform excludes (i) any transactions for which the securities issued are mortgage-backed securities or mortgage-related asset-backed securities, and (ii) certain transactions for which the issuing entity has a fiscal year that ends on a date other than the end of the calendar year (the “ABS Platform”). As a result of Wells Fargo’s sale of the CTS division to Computershare, Wells Fargo has not accepted any appointments to perform trustee, paying agent services, and/or related services, on new ABS transactions after November 1, 2021, other than a few exceptions to facilitate the transition of the CTS business to Computershare. Appendix A identifies the individual transactions defined by Management as constituting the ABS Platform for the Period.

Applicable Servicing Criteria for the Period: Management has determined that the following servicing criteria set forth in Item 1122(d) are relevant to the servicing activities performed by the Company with respect to the ABS Platform transactions for the Period: 1122(d)(1)(ii), 1122(d)(1)(iv), and 1122(d)(2)(vi) (the “Applicable Servicing Criteria”). Management has determined that all other servicing criteria set forth in Item 1122(d) are not applicable to the Company’s servicing activities with respect to the ABS Platform for the Period.

With respect to the ABS Platform and the Period, Management provides the following assessment of the Company’s compliance with respect to the Applicable Servicing Criteria:

1.   Management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

© 2023 Wells Fargo Bank, N.A. All rights reserved

2.    Management has assessed the Company’s compliance with the Applicable Servicing Criteria. In performing this assessment, Management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3.    Based on such assessment for the Period, the Company has complied in all material respects with the Applicable Servicing Criteria for the Period.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assessment of the Company’s compliance with the Applicable Servicing Criteria for the Period.

WELLS FARGO BANK, National Association

By:	/s/ Robin A. Phelan
Robin A. Phelan
Title:	Vice President

Dated: February 17, 2023

Appendix A to the Company’s Assessment of Compliance with the Applicable Servicing Criteria

ABS Platform Transactions
Wells Fargo Deal Identifier	Long Name
BANKONESER1	Chase Issuance Trust
CARVANA2020P1	Carvana Auto Receivables Trust 2020-P1
CARVANA2021N1	Carvana Auto Receivables Trust 2021-N1
CARVANA2021N2	Carvana Auto Receivables Trust 2021-N2
CARVANA2021N3	Carvana Auto Receivables Trust 2021-N3
CARVANA2021N4	Carvana Auto Receivables Trust 2021-N4
CARVANA2021P1	Carvana Auto Receivables Trust 2021-P1
CARVANA2021P2	Carvana Auto Receivables Trust 2021-P2
CARVANA2021P3	Carvana Auto Receivables Trust 2021-P3
CITEL051	CIT Education Loan Trust 2005-1
EART203	Exeter Automobile Receivables Trust 2020-3
EART212	Exeter Automobile Receivables Trust 2021-2
GMALT193	GM Financial Automobile Leasing Trust 2019-3
GMALT201	GM Financial Automobile Leasing Trust 2020-1
GMALT202	GM Financial Automobile Leasing Trust 2020-2
GMALT203	GM Financial Automobile Leasing Trust 2020-3
GMALT211	GM Financial Automobile Leasing Trust 2021-1
GMALT212	GM Financial Automobile Leasing Trust 2021-2
GMALT213	GM Financial Automobile Leasing Trust 2021-3
GMALT221	GM Financial Automobile Leasing Trust 2022-1
GMALT222	GM Financial Automobile Leasing Trust 2022-2
GMALT223	GM Financial Automobile Leasing Trust 2022-3
GMCAR182	GM Financial Consumer Automobile Receivables Trust 2018-2
GMCAR193	GM Financial Consumer Automobile Receivables Trust 2019-3
GMCAR194	GM Financial Consumer Automobile Receivables Trust 2019-4
GMCAR203	GM Financial Consumer Automobile Receivables Trust 2020-3
GMCAR204	GM Financial Consumer Automobile Receivables Trust 2020-4
GREENTREE961	Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-1
GREENTREE962	Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-2
NAVIENT151	Navient Student Loan Trust 2015-1
NAVIENT152	Navient Student Loan Trust 2015-2
NAVIENT153	Navient Student Loan Trust 2015-3
NSLT043	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-3
NSLT044	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-4
NSLT051	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-1
NSLT052	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-2
NSLT053	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-3
NSLT054	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-4
NSLT061	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-1
NSLT062	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-2
NSLT063	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-3
NSLT071	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2007-1
OAKWOOD2000C	Oakwood Mortgage Investors 2000-C Senior/Subordinate Pass-Through Certificates
OAKWOOD2000D	Oakwood Mortgage Investors Series 2000-D Senior/Subordinate Pass-Through Certificates
SDART173	Santander Drive Auto Receivables Trust 2017-3
SDART181	Santander Drive Auto Receivables Trust 2018-1
SDART182	Santander Drive Auto Receivables Trust 2018-2
SDART183	Santander Drive Auto Receivables Trust 2018-3
SDART184	Santander Drive Auto Receivables Trust 2018-4
SDART185	Santander Drive Auto Receivables Trust 2018-5
SDART191	Santander Drive Auto Receivables Trust 2019-1
SDART192	Santander Drive Auto Receivables Trust 2019-2
SDART193	Santander Drive Auto Receivables Trust 2019-3
SDART201	Santander Drive Auto Receivables Trust 2020-1
SDART202	Santander Drive Auto Receivables Trust 2020-2
SDART203	Santander Drive Auto Receivables Trust 2020-3
SDART204	Santander Drive Auto Receivables Trust 2020-4
SDART211	Santander Drive Auto Receivables Trust 2021-1

Appendix A-1

Appendix B to the Company’s Assessment of Compliance with the Applicable Servicing Criteria

Wells Fargo’s transfer of its roles on the ABS Platform transactions to Computershare is ongoing. As of the beginning of the Period, Wells Fargo has not transferred to Computershare the roles associated with its trustee (except Delaware trustee or owner trustee), paying agent services, and/or related services, and the duties, rights, and liabilities for such roles, under the relevant agreements for any of the ABS Platform transactions. During the Period, for all the ABS Platform transactions, Wells Fargo engaged Computershare as a subservicer1 to perform virtually all of Wells Fargo’s obligations under the transaction agreements. As a result, the Company has determined that Computershare is a party participating in the servicing function with respect to the ABS Platform and the applicable servicing criteria relevant to the servicing activities performed by Computershare for the ABS Platform (the “Computershare Applicable Servicing Criteria”). Accordingly, Computershare is taking, and Wells Fargo is not taking, responsibility for assessing Computershare’s compliance with the Computershare Applicable Servicing Criteria for the ABS Platform, as of and for the twelve months ended December 31, 2022.

[1]	In this Assessment, the term “subservicer” means agent.

Appendix B-1